EXHIBIT 24.2


                        TEXTRON INC.

                       Assistant Secretary's Certificate



      I, BHIKHAJI M. MANECKJI, a duly elected Assistant Secretary of TEXTRON INC., a Delaware corporation (the "Corporation"), do hereby certify that set forth below is a true and correct copy of a resolution adopted by the Corpo ration's Board of Directors at a meeting duly called and held on March 25, 1995, at which a quorum was present and voting throughout:

           RESOLVED, that the officers of the Corpora tion be, and they hereby are, authorized in the name and on behalf of the Corporation to execute and deliver a power of attorney appointing Thomas
     D. Soutter, Arnold M. Friedman, Michael D. Cahn and Duncan I. Sutherland, or any of them, to act as attorneys-in-fact for the Corporation for the purpose of executing and filing the Corporation's
     Annual Report on Form 10-K for its fiscal year ended December 31, 1994 and amendments thereto;
     and be it further

           RESOLVED,  that each of Thomas  D.  Soutter,
     Arnold M. Friedman, Michael D. Cahn and Duncan  I.
     Sutherland,  acting  singly,  be  and  hereby   is
     authorized to act as attorney-in-fact for and on behalf of any and all directors of the Corporation who may so appoint each of them with respect to the execution, by such person or persons on behalf of the Corporation, of the Corporation's Annual
     Report  on  Form  10-K for its fiscal  year  ended
     December 31, 1994, and the taking of any other action in connection therewith.

       I do hereby further certify that the foregoing resolution has been neither modified nor amended, and remains in full force and effect as of the date hereof.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the Corporation this 28th day of March, 1995.



                             /s/ Bhikhaji M. Maneckji
                             Assistant Secretary
(SEAL)